                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                 May 18, 2000



                                MGM GRAND, INC.
                                ---------------
              (Exact Name of Registrant as specified in Charter)


Delaware                           0-16760                           88-0215232
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(State or other                  (Commission                      (IRS Employee
jurisdiction of                  File Number)                     Identification
incorporation)                                                    Number)


       3799 Las Vegas Boulevard South, Las Vegas, Nevada          89109
       -----------------------------------------------------------------
          (Address of principal executive offices)            (Zip Code)



                                (702) 891-3333
             ----------------------------------------------------
             (Registrant's telephone number, including area code)



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

     MGM Grand, Inc. may, in the public offering of its senior subordinated notes due 2007, sell up to approximately $10 million face amount of the notes directly to certain of its directors and senior management. In addition, MGM Grand's principal beneficial stockholder has indicated that he intends to purchase $50 million face amount of the notes.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MGM GRAND, INC.





May 18, 2000                    By:            /s/ Scott Langsner
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   (Date)                          Scott Langsner
                                   Senior Vice President & Secretary/Treasurer